UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2003

Sassoon Group,Inc.
(Exact name of Registrant as specified in charter)


	Nevada				0-32143	 	33-0895699
(State or other jurisdiction		(Commission	(I.R.S. Employer
     of incorporation)			File Number)	Identification)


7409 Oak Grove Avenue, Las Vegas, Nevada			89117
 (Address of principal executive offices)		    (Zip Code)


Registrant's telephone number, including area code:	(702) 252-0429

101 E. Pantano Road, Tuscon, Arizona 85710
(Former name or former address, if changed, since last report)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

	On August 28, 2003, the registrant engaged Chavez and Koch, LLP as its principal accountant to replace its former principal accountant, Rogelio G. Castro, CPA. Rogelio G. Castro was dismissed on August 28, 2003. The decision to change accountants was approved by the Audit Committee of the registrant. The reports of the former principal accountants on the financial statements for the period ending March 31, 2002, March 31, 2003 and June 30, 2003 were modified to reflect an uncertainty as to the Company's ability to continue as a going concern. During the audited period ending March 31, 2003 and the subsequent interim period through June 30, 2003 and August 28, 2003, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the audited period ending
March 31, 2003 and the subject interim periods, the registrant has not consulted Chavez and Koch, LLP regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 10, 2003


					Sassoon Group, Inc.


					By:  /s/ Gail Binder
					_____________________________________
					Gail Binder, CEO